Exhibit (e)(3)

Variable Settlement Election

Modern Woodmen of America
1701 1st Avenue
Rock Island, Illinois 61201
1.800.447.9811
www.modern-woodmen.org

Modern Woodmen FRATERNAL FINANCIAL

Name of Primary Payee: ______________________ Sex: ☐ M ☐ F

SSN: ______________________ Birth Date: ___ / ___ / ___

Joint Payee (If applicable): ______________________ Sex: ☐ M ☐ F

SSN: ______________________ Birth Date: ___ / ___ / ___

Settlement Election for Certificate # ______________ as follows:

☐ **Option A** **LIFE WITH PERIOD CERTAIN** – Payments are made for the lifetime of the Primary Payee, but not less than the specified period of time chosen. Pay in ______________ (annual, semiannual, quarterly, monthly) installments with payments for ________ (0-30) years certain . Assumed Interest Rate: ☐ 4.00% ☐ 5.00%

☐ **Option B** **JOINT AND 100% TO SURVIVOR** – Payments are made at 100% while either Payee is living. Payments cease at the death of the last Payee. Monthly is the only payment frequency available. Assumed Interest Rate: ☐ 4.00% ☐ 5.00%

Initial Payment Date:

☐ **If from an existing Variable Annuity**, enter date here ______________ . (Payments cannot be made on the 29th, 30th or 31st of the month.)

☐ **If from a new Variable Annuity**, payments will begin 30 days from the issue date of the Variable Annuity, unless this day is the 29th, 30th or 31st of the month, in which case payments will begin on the first business day of the following month.

If you want a date later than indicated above, you may enter a specific payment date here ______________ .
(Payments cannot be made on the 29th, 30th or 31st.)

Secondary Payees: (This area is to be completed only if different than Beneficiaries listed in the Certificate.)

____

____

Final Payee shall be the estate of the last Payee to die.

ALLOCATION OF INITIAL PROCEEDS

The proceeds are to be allocated as indicated below. **All percentage allocations must be in whole numbers. Total of allocations must equal 100% with a minimum of 1% per allocation.**

____%	American Funds IS[1] Asset Allocation - Class 2	____%	Fidelity® VIP[4] Freedom 2050 - Initial Class
____%	American Funds IS[1] Capital Income Builder - Class 1	____%	Fidelity® VIP[4] Freedom 2055 - Initial Class
____%	American Funds IS[1] Capital World Bond - Class 2	____%	Fidelity® VIP[4] Freedom 2060 - Initial Class
____%	American Funds IS[1] Capital World Growth & Income - CL1	____%	Fidelity® VIP[4] Freedom 2065 - Initial Class
____%	American Funds IS[1] Global Small Cap - Class 1	____%	Fidelity® VIP[4] Growth - Initial Class
____%	American Funds IS[1] Growth - Class 2	____%	Fidelity® VIP[4] Growth & Income - Initial Class
____%	American Funds IS[1] Growth and Income - Class 2	____%	Fidelity® VIP[4] High Income - Service Class 2
____%	American Funds IS[1] Managed Growth - CLP1	____%	Fidelity® VIP[4] Index 500 - Initial Class
____%	American Funds IS[1] Managed Growth & Income - CLP1	____%	Fidelity® VIP[4] Mid Cap - Service Class 2
____%	American Funds IS[1] New World - Class 1	____%	Fidelity® VIP[4] Overseas - Initial Class
____%	American Funds IS[1] The Bond Fund of America - Class 1	____%	Fidelity® VIP[4] Real Estate - Initial Class
____%	BNY Mellon Sustainable U.S. Equity Portfolio	____%	Fidelity® VIP[4] Strategic Income Portfolio - SC2
____%	BNY Mellon VIF[3] Appreciation Portfolio	____%	Fidelity® VIP[4] Technology - Initial Class
____%	BNY Mellon VIF[3] Growth & Income Portfolio	____%	Franklin DynaTech VIP[5] - Class 2
____%	BNY Mellon VIF[3] Opportunistic Small Cap	____%	Franklin Income VIP[5] - Class 2
____%	CVT[2] Nasdaq 100® Index Portfolio	____%	Franklin Rising Dividends VIP[5] - Class 1
____%	CVT[2] Russell 2000® Small Cap Index	____%	Franklin Small Cap Value VIP[5] - Class 2
____%	CVT[2] S&P MidCap 400® Index Portfolio	____%	Franklin Small-Mid Cap Growth VIP[5] - Class 1
____%	Federated Hermes Government Money Fund II	____%	Franklin Strategic Income VIP[5] - Class 2
____%	Federated Hermes Managed Volatility Fund II	____%	LVIP[6] American Century Capital Appreciation
____%	Federated Hermes Quality Bond Fund II	____%	LVIP[6] American Century Mid Cap Value
____%	Fidelity® VIP[4] Balanced - Service Class 2	____%	LVIP[6] American Century Ultra® Fund
____%	Fidelity® VIP[4] Contrafund® - Initial Class	____%	LVIP[6] JPMorgan Mid Cap Value Fund
____%	Fidelity® VIP[4] Energy - Service Class 2	____%	LVIP[6] JPMorgan Small Cap Core Fund
____%	Fidelity® VIP[4] Freedom 2015 - Initial Class	____%	T. Rowe Price® All-Cap Opportunities Portfolio
____%	Fidelity® VIP[4] Freedom 2020 - Initial Class	____%	T. Rowe Price® Equity Income
____%	Fidelity® VIP[4] Freedom 2025 - Initial Class	____%	T. Rowe Price® Health Sciences
____%	Fidelity® VIP[4] Freedom 2030 - Initial Class	____%	T. Rowe Price® International Stock
____%	Fidelity® VIP[4] Freedom 2035 - Initial Class	____%	T. Rowe Price® Mid-Cap Growth
____%	Fidelity® VIP[4] Freedom 2040 - Initial Class	____%	T. Rowe Price® Moderate Allocation Portfolio
____%	Fidelity® VIP[4] Freedom 2045 - Initial Class		

[1]IS represents American Funds Insurance Series.	[4]Fidelity Investments is a registered trademark of FMR Corp.
[2]CVT represents Calvert Variable Trust.	[5]Franklin Templeton VIP (Variable Insurance Products)
[3]VIF represents BNY Mellon Variable Investment Fund.	[6]LVIP represents Lincoln Variable Insurance Products Trust.

Modern Woodmen of America agrees to retain the proceeds, which are now payable under the Certificate, and apply such proceeds in the manner described in the Variable Supplemental Contract. Payments to the Payee(s) named herein will be subject to all the provisions of the Variable Supplemental Contract and the Certificate.

Subsequent payments are based on the investment experience of the separate account which may increase or decrease daily. Subsequent payments are not guaranteed as to dollar amount.

EXCHANGE OF ANNUITY UNITS BETWEEN SUBACCOUNTS

I authorize exchanges of annuity units between the subaccounts upon instruction from any person by telephone.
If neither box is checked, the telephone privilege will be provided. Yes ☐ No ☐

PAYMENT ARRANGEMENTS – SELECT ONLY ONE OF THE FOLLOWING:

☐ Check to Owner
☐ Check to Payee, if different from Owner
☐ Check to Special Payee
☐ Automatic Deposit (if this arrangement is elected, please complete authorization below)

I hereby authorize Modern Woodmen of America to make deposits to my account and for the financial institution named below to accept those deposits. I also authorize Modern Woodmen of America to make withdrawals from my account, if necessary, to correct an incorrect deposit amount, and for the financial institution to accept such withdrawals.

Modern Woodmen will complete account number and ABA Transit Numbers from the voided check attached below. This authority is to remain in full force until Modern Woodmen has written notification from me of its termination at such time and in such manner as to afford Modern Woodmen a reasonable opportunity to act on it.

ACCOUNT INFORMATION:

☐ Checking ☐ Savings Account Number: ____________________

Financial Institution Name: ____________________

Address: ____________________ City: ____________________ State: __________

PLEASE ATTACH VOIDED CHECK HERE

ACKNOWLEDGMENT

Please review the following information and sign below.

I understand that I may not make partial withdrawals from the contract at any time.

I understand that the only money I will receive from the contract is the annuity income payments or, if surrendered, any payments remaining in the term certain, subject to the terms of the contract.

I understand that the annuity income payments will fluctuate, increasing or decreasing, depending upon the performance of the investment options I have chosen.

A Modern Woodmen registered representative has asked about my financial situation, investment objectives, risk tolerance, health and my income needs.

I (We) certify that ALL of the above are true.

Primary Payee (Please Print)	Signature	Date
Joint Payee/Spouse, if applicable (Please Print)	Signature	Date
Other Required Signature, if applicable	Submitted by Registered Representative Name	Number